EXHIBIT 23.1

CONSENT OF REGISTERED INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Capital Growth Systems, Inc.

As independent registered certified public accountants, we hereby consent to the incorporation by reference in the Annual Report on Form 10-KSB under the Securities Exchange Act of 1934 of Capital Growth Systems, Inc. for the year ended December 31, 2004 of our report dated April 28, 2004 contained in the Registration Statement Nos. 333-115250 on Form SB-2 under the Securities Act of 1933 insofar as such report relates to the financial statements of Capital Growth Systems, Inc. for the year ended December 31, 2003.

/s/ Russell and Atkins, PLC
Russell and Atkins, PLC
Certified Public Accountants

Oklahoma City, Oklahoma

May 4, 2005